Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
		Austin	Milan
		Beijing	Munich
		Boston	New York
		Brussels	Orange County
February 25, 2025		Century City	Paris
		Chicago	Riyadh
		Dubai	San Diego
		Düsseldorf	San Francisco
Harmony Biosciences Holdings, Inc.		Frankfurt	Seoul
630 W. Germantown Pike, Suite 215		Hamburg	Silicon Valley
Plymouth Meeting, PA 19462		Hong Kong	Singapore
		Houston	Tel Aviv
		London	Tokyo
		Los Angeles	Washington, D.C.
Re:	Registration Statement on Form S-3	Madrid

To the addressees set forth above:

We have acted as special counsel to Harmony Biosciences Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for (a) issue and sale by the Company of (i) shares of the Company’s common stock, $0.00001 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.00001 par value per share (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (“Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee to be named later (a form of which is included as Exhibit 4.1 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) depositary shares (“Depositary Shares”), (v) warrants (“Warrants”), (vi) rights (“Rights”) and (vii) units (“Units”), (b) the resale from time to time by the selling securityholders named in the applicable Prospectus of the Securities (as defined below) (the “Resale Securities”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights and Units are referred to herein collectively as the “Securities.”

We have also acted as special counsel to the Company in connection with the sale through Leerink Partners LLC and Cantor Fitzgerald & Co. (each, a “Sales Agent” and collectively, the “Sales Agents”) from time to time by the Company of shares of Common Stock (the “Sales Agreement Shares”) having an aggregate offering price of up to $200,000,000 pursuant to the Registration Statement, the Base Prospectus and the related prospectus supplement for the sale of the Sales Agreement Shares included in the Registration Statement (the Base Prospectus and such prospectus supplement, collectively, the “Sales Agreement Prospectus”), and a sales agreement, dated February 25, 2025, by and among the Sales Agents and the Company (the “Sales Agreement”).

February 25, 2025

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus or the Sales Agreement Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and with respect to the opinions set forth in paragraphs 3 through 7 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.            When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s certificate of incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

2.            When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s certificate of incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s certificate of incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

3.            When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

February 25, 2025

4.            When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.            When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.            When the applicable rights agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issue of Rights have been duly authorized in accordance with the terms of the applicable rights agreement and authorized by all necessary corporate action of the Company, and such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable rights agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Rights will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.            When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

February 25, 2025

8.            When an issuance of Resale Securities has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by such corporate action, and in total amounts and numbers of securities that do not exceed the respective total amounts and numbers of securities (i) available under the certificate of incorporation and (ii) authorized by the board of directors in connection with the issuance of such Resale Securities, such Resale Securities will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

9.            Upon the completion of all Corporate Proceedings (as defined below) relating to the Sales Agreement Shares, when the Sales Agreement Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in accordance with the Corporate Proceedings and the terms of the Sales Agreement, the issuance and sale of the Sales Agreement Shares will have been duly authorized by all necessary corporate action of the Company, and the Sales Agreement Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, (ii) upon the issuance of any of the Sales Agreement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s certificate of incorporation and (iii) certain terms of the Sales Agreement Shares to be issued by the Company from time to time will be authorized and approved by the board of directors of the Company or one or more committees thereof established by the board of directors of the Company with the authority to issue and sell Sales Agreement Shares pursuant to the Sales Agreement in accordance with the DGCL, the Company’s certificate of incorporation, the bylaws of the Company and certain resolutions of the board of directors of the Company and one or more committees thereof (with such approvals referred to herein as the “Corporate Proceedings”) prior to issuance thereof.

February 25, 2025

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Debt Securities, Depositary Shares, Warrants, Rights and Units and the Applicable Indenture, deposit agreements, warrant agreements, rights agreements and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP